UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 29, 2007

EXACTECH, INC.

(Exact name of registrant as specified in its charter)

Florida	0-28240	59-2603930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 NW 66th Court

Gainesville, Florida 32653

(Address of principal executive offices)

Registrant’s telephone number, including area code (352) 377-1140

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 5, 2007, Exactech, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) with the Securities and Exchange Commission (“SEC”) disclosing the promotion of David W. Petty to the position of President of the Company. The Company is filing this Amendment to the Form 8-K on Form 8-K/A to file an Employment Agreement, dated December 20, 2002, by and between David Petty and the Company, the terms of which have been previously disclosed in the Company’s filings with the SEC, and an employment agreement by and between Betty Petty and the Company. In addition, the Company is filing, under cover of this Amendment, a Change of Control Plan which was adopted by the Company’s Board of Directors in February 2007, the terms of which have also been previously disclosed in the Company’s filings with the SEC.

Item 8.01.	Other Events

The Company and Betty Ann Petty, the Company’s Vice President of Administration and Human Resources, entered into an employment agreement, dated December 20, 2002, between Ms. Petty and the Company. The employment agreement is effective beginning January 1, 2003, through December 31, 2005, and extends automatically by one year on each anniversary date (December 31). The employment agreement with Ms. Petty is currently extended through December 31, 2008. The employment agreement provides that if Ms. Petty is terminated for cause, as defined in her employment agreement, she is not entitled to receive severance pay. If she is terminated without cause, she is entitled to receive her then current salary for the remaining term of the employment agreement. We believe that providing this type of severance for a termination without cause shows good faith and provides compensation for a reasonable transition period. The employment agreement also contains a provision that she will not compete or engage in a business competitive with our current business for the term of the agreement and for one year thereafter if she is terminated for cause or she terminates her employment.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
10.1	Form of employment agreement between Registrant and David Petty

10.2	Form of employment agreement between Registrant and Betty Petty

10.3	Exactech, Inc. Change of Control Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXACTECH, INC.

Dated: May 8, 2008	By:	/s/ Joel C. Phillips
Joel C. Phillips,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of employment agreement between Registrant and David Petty

10.2	Form of employment agreement between Registrant and Betty Petty

10.3	Exactech, Inc. Change of Control Plan